Exhibit 99.1

MasterCraft Reports Fiscal 2016 Second-Quarter
Results

Continued Demand for Performance Sport Boats and Market Share Gains Drives 12 Percent Increase in Net Sales and
31 Percent Increase in Adjusted EBITDA

VONORE, Tenn. – Feb. 4, 2016 – MasterCraft (NASDAQ: MCFT) today announced financial results for its fiscal 2016 second quarter, ended December 27, 2015.

Highlights:

•	Net sales, excluding the terminated Hydra-Sports manufacturing contract, increased 12.2 percent versus the year-earlier period
•	Total second-quarter net sales rose 4.5 percent over the prior-year second quarter to $55.2 million
•	Fully diluted, pro forma, adjusted net income per share increased 57.1 percent to $0.33
•	Fiscal 2016 second-quarter adjusted EBITDA increased 31.3 percent to $10.5 million compared to $8.0 million for the year-earlier period
•	Gross margin increased to 27.8 percent, a 380 basis point improvement versus the year-earlier period
•	Adjusted EBITDA margin increased to 19.1 percent, a 280 basis point improvement versus the year-earlier period
•	MasterCraft launched the X26, our largest and most luxurious boat, and began ramping up production

Terry McNew, MasterCraft’s President and Chief Executive Officer, commented, “We continue to deliver outstanding top-and bottom-line increases and unit volume growth. These gains are driven by continued demand for performance sport boats across all models, in particular overwhelming demand for our X23, growth in our MasterCraft NXT line of entry-level models and our newly released X26. Additionally, our relentless focus on operational excellence and continuous improvement continues to yield notable gross margin and adjusted EBITDA gains.”

Second-Quarter Results

MasterCraft-only net sales for the three months ended December 27, 2015, which exclude the terminated Hydra-Sports manufacturing contract, increased $6.0 million, or 12.2 percent, versus the prior year. The net sales gain was primarily due to a rise in MasterCraft unit volume of 48 units, or 7.4 percent. Net sales per MasterCraft unit grew by 3.9 percent, chiefly stemming from greater adoption of higher-end option packages, new product launches and price increases. Net sales for the three months ended December 27, 2015, were $55.2 million, up $2.4 million, or 4.5 percent, compared to $52.8 million for the three months ended December 28, 2014.

“Domestically, demand for MasterCraft boats remains solid, and we expect that to continue,” said McNew. “Like most marine manufacturers, international headwinds, particularly in Canada, are partially offsetting U.S. results. However, we expect to maintain our sales momentum as MasterCraft continues to drive sustainable, profitable market share gains.”

Gross profit for the three months ended December 27, 2015, increased $2.7 million, or 21.3 percent, to $15.4 million, compared to $12.7 million a year earlier. Gross margin rose to 27.8 percent for the fiscal 2016 second quarter, from 24.0 percent for the prior-year period. The 380 basis point increase primarily stemmed from cost reductions driven by a culture focused on eliminating waste, sales of higher-end content option packages and new innovative features, and robust value added/value engineering cost reduction programs. In addition, the company replaced its Hydra-Sports volume with higher-margin MasterCraft volume.

Selling and marketing expense rose to $2.9 million for the three-month period, compared to $2.0 million for the year-earlier second quarter, primarily due to investments in marketing. General and administrative expense totaled $9.6 million, versus $2.6 million for the fiscal 2015 three-month period. This planned increase resulted mainly from $6.8 million of stock-based compensation and higher costs associated with being a public company.

Net income for the fiscal 2016 second quarter was $1.9 million, up 26.7 percent from $1.5 million in the year-earlier quarter.

Fiscal 2016 second-quarter adjusted EBITDA was $10.5 million, up 31.3 percent from $8.0 million for the year-earlier quarter.

Fiscal 2016 second-quarter adjusted net income increased 59.0 percent to $6.2 million, or $0.33 per share, on a pro-forma, diluted weighted average share count of 18.9 million shares. This compares with $3.9 million, or $0.21 per share a year earlier. See “Non-GAAP Measures” below for a reconciliation of adjusted EBITDA and adjusted net income to net income.

Key Milestones

In the fiscal 2016 first quarter, MasterCraft unveiled the new X26, the latest addition to its innovative 2016 boat line. The company began ramping up production on this model to meet demand in the second quarter.

Said McNew, “Everything we’re hearing from both dealers and consumers about the X26 is overwhelmingly positive. The X26, since its release, has sold 150 percent more boats than the prior year model it replaced. All production slots for this model are fully allocated for the remainder of the model year.”

On the operations front, MasterCraft continues to drive sustainable margin improvement through the company’s robust value added/value engineering program and focus on operational excellence. A key factor has been MasterCraft’s successful employee empowerment program, an ongoing company-wide initiative that encourages factory line workers to suggest improvements to the production process. More than 13,000 employee-generated improvements were implemented over the course of the last fiscal year alone.

These positive results have recently been recognized with MasterCraft receiving the 2015 IndustryWeek Best Plants award, which honors companies that have successfully implemented strategies to increase competitiveness, enhance customer satisfaction and foster stimulating work environments.  This prestigious award acknowledges MasterCraft’s place among the elite leading-edge manufacturers throughout North America. We are the first marine manufacturer to achieve this award since its inception.

“We continue to set new benchmarks for operational excellence and establish best practices in manufacturing,” said McNew. “Being awarded as the 2015 IndustryWeek Best Plant validates the operational excellence strategy that is embraced across our entire enterprise.”

Outlook

“MasterCraft has delivered a solid fiscal 2016 first half, and we expect to continue to drive strong organic growth for the remainder of fiscal 2016,” McNew said. “Additionally, we remain committed to our five-pronged growth strategy:

•	Developing new and innovative products in core markets;
•	Further penetrating the entry-level segment of the performance sport boat category;
•	Capturing share from adjacent boating categories;
•	Strengthening our dealer network; and
•	Driving margin expansion through continuous operational excellence.”

For the fiscal 2016 year ending June 30, 2016, MasterCraft reiterates its expectations for MasterCraft sales and unit volume growth, compared to fiscal 2015 sales and unit volume excluding Hydra-Sports, in the high-single to low-double digit range. Gross margin and adjusted EBITDA margin are both expected to increase at least 200 basis points from fiscal year 2015, with contributions from higher net sales and continued operating efficiency gains offsetting the absorption of public company costs following the company’s July 2015 IPO. Adjusted net income is expected to grow faster than adjusted EBITDA, while GAAP net income will be impacted, primarily in the first half of the year, by charges related to changes in the fair value of the company’s common stock warrants, as well as stock compensation expense related primarily to restricted stock and options granted prior to and in connection with the IPO.

Conference Call and Webcast Information

MasterCraft will host a live conference call and webcast of its fiscal second-quarter results today, Feb. 4, 2016, at 5:00 p.m. ET. To access the call, dial (866) 861-0710 (domestic) or (704) 908-0473 (international) and provide the operator with the conference ID 23534110. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.mastercraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter 23534110.  The audio replay will be available beginning at 8 p.m. ET on Thursday, Feb. 4, 2016, through 11:59 p.m. ET on Thursday, Feb. 18, 2016.

About MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same – to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning an exciting pipeline of launches; our ability to continue our operating momentum, capture additional market share and deliver continued growth; expectations regarding driving margin expansion, sales increases and organic growth; our fiscal 2016 outlook and key growth initiatives; and our anticipated financial performance for fiscal 2016.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2015 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement MasterCraft’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables immediately following the condensed consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for MasterCraft's financial results prepared in accordance with GAAP.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillacrt.com

Results of Operations for the Three and Six Months Ended December 27, 2015

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
	2015	2014	2015	2014
	(Unaudited)

Net sales	$55,203	$52,827	$111,184	$105,251
Cost of sales	39,838	40,131	79,980	79,774
Gross profit	15,365	12,696	31,204	25,477
Operating expenses:
Selling and marketing	2,882	1,982	5,359	4,122
General and administrative	9,647	2,644	18,934	5,203
Amortization of intangible assets	56	57	111	112
Total operating expenses	12,585	4,683	24,404	9,437
Operating income	2,780	8,013	6,800	16,040
Other expense:
Interest expense	44	1,111	1,008	2,398
Change in common stock warrant fair value	55	2,882	3,401	5,765
Income before income tax expense	2,681	4,020	2,391	7,877
Income tax expense	811	2,546	1,844	4,985
Net income	$1,870	$1,474	$547	$2,892

Earnings per common share
Basic	$0.10	$0.13	$0.03	$0.26
Diluted	$0.10	$0.13	$0.03	$0.25
Weighted average shares used for the computation of:
Basic earnings per share	17,998,796	11,139,000	17,131,295	11,139,000
Diluted earnings per share	18,606,884	11,642,716	17,824,985	11,568,898

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

	December 27,	June 30,
	2015	2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,641	$1,167
Accounts receivable — net of allowances of $74 and $92, respectively	1,753	2,653
Income tax receivable	474	—
Inventories — net	11,286	11,541
Prepaid expenses and other current assets	5,480	7,235
Deferred income taxes	8,331	6,733
Total current assets	42,965	29,329
Property, plant and equipment — net	13,188	13,233
Intangible assets — net	16,860	16,971
Goodwill	29,593	29,593
Deferred debt issuance costs — net	371	425
Other	125	125
Total assets	$103,102	$89,676
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$9,509	$14,808
Income tax payable	—	224
Accrued expenses and other current liabilities	20,580	21,313
Common stock warrant liability	258	9,147
Current portion of long term debt	—	18,275
Total current liabilities	30,347	63,767
Long-term debt	—	60,487
Unrecognized tax positions	1,519	519
Deferred income taxes	6,661	7,156
Total liabilities	38,527	131,929
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 17,999,244 shares at December 27, 2015 and 11,139,000 shares at June 30, 2015	180	111
Additional paid-in capital	115,053	8,841
Accumulated deficit	(50,658)	(51,205)
Total stockholders' equity (deficit)	64,575	(42,253)
Total liabilities and stockholders' equity (deficit)	$103,102	$89,676

Supplemental Operating Data

The following table sets forth certain supplemental operating data for the periods indicated:

	Three Months Ended			Six Months Ended
	December 27,	December 28,	%	December 27,	December 28,	%
	2015	2014	Variance	2015	2014	Variance
	(Unaudited)
	(Dollars in thousands)
Unit volume:
MasterCraft	696	648	7.4%	1,378	1,269	8.6%
Hydra-Sports	—	12		—	24
MasterCraft sales	$55,203	$49,208	12.2%	$111,184	$98,059	13.4%
Hydra-Sports sales	$—	$3,619		$—	$7,192
Consolidated sales	$55,203	$52,827	4.5%	$111,184	$105,251	5.6%
Per Unit:
MasterCraft sales	$79	$76	3.9%	$81	$77	5.2%
Hydra-Sports sales	$—	$302		$—	$300
Consolidated sales	$79	$80	(1.3)%	$81	$81	—%
Gross margin	27.8%	24.0%		28.1%	24.2%

Non-GAAP Measures

We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. We define adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges and unusual items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the Company’s initial public offering, our stock-based compensation and the results of operations of our terminated Hydra-Sports manufacturing contract. We define adjusted net income as net (loss) income adjusted to eliminate certain non-cash charges and unusual items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the Company’s initial public offering, our stock-based compensation and the results of operations of our terminated Hydra-Sports manufacturing contract and an adjustment for income tax expense at a normalized annual effective tax rate. We define adjusted EBITDA margin as adjusted EBITDA expressed as a percentage of MasterCraft sales. Adjusted EBITDA, adjusted net income and adjusted EBITDA margin are not measures of net (loss) income or operating income as determined under accounting principles generally accepted in the United States, which we refer to as “GAAP.” Adjusted EBITDA and adjusted net income are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income (loss) or operating cash flows determined in accordance with GAAP. Additionally, adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of EBITDA, adjusted EBITDA and adjusted net income is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use adjusted net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP alone measures.  We believe adjusted net income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash and non-recurring items.  Adjusted EBITDA and adjusted net income have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes
•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•

Adjusted net income and adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations, including the operations related to our Hydra-Sports manufacturing contract for periods prior to its termination.

In addition, because not all companies use identical calculations, our presentation of adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures of other companies, including companies in our industry.

The following table sets forth a reconciliation of adjusted EBITDA to net income as determined in accordance with GAAP for the periods indicated:

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(Unaudited)
	(Dollars in thousands, except share and per share amounts)

Net income	$1,870	$1,474	$547	$2,892
Income tax expense	811	2,546	1,844	4,985
Interest expense	44	1,111	1,008	2,398
Depreciation and amortization	842	787	1,667	1,536
EBITDA	3,567	5,918	5,066	11,811
Change in common stock warrant fair value(a)	55	2,882	3,401	5,765
Transaction expense(b)	—	—	124	—
Litigation charge(c)	102	—	376	—
Hydra-Sports(d)	—	(769)	—	(1,530)
Stock-based compensation	6,805	—	12,229	—
Adjusted EBITDA	$10,529	$8,031	$21,196	$16,046
Adjusted EBITDA margin(e)	19.1%	16.3%	19.1%	16.4%

(a)	Represents non-cash expense related to increases in the fair market value of our common stock warrant.
(b)	Represents fees and expenses related to our initial public offering.
(c)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC.
(d)

Represents the operating income attributable to the operations of our Hydra-Sports business and the related manufacturing agreement, adjusted to exclude depreciation and amortization related to Hydra-Sports. We previously divested the Hydra-Sports business, but continued to manufacture Hydra-Sports boats for the purchaser of the business pursuant to an agreement that expired on June 30, 2015 (and which was not renewed). This adjustment was calculated by identifying the applicable cost of sales and operating expenses directly attributable to the Hydra-Sports business for such period, excluding any corporate overhead or other shared costs.

(e)	We define adjusted EBITDA margin as adjusted EBITDA expressed as a percentage of MasterCraft sales.

The following table sets forth a reconciliation of Adjusted net income to net income as determined in accordance with GAAP for the periods indicated:

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(Unaudited)
	(Dollars in thousands, except share and per share amounts)

Net income	$1,870	$1,474	$547	$2,892
Income tax expense	811	2,546	1,844	4,985
Change in common stock warrant fair value(a)	55	2,882	3,401	5,765
Transaction expense(b)	—	—	124	—
Litigation charge(c)	102	—	376	—
Hydra-Sports(d)	—	(769)	—	(1,530)
Stock-based compensation	6,805	—	12,229	—
Adjusted net income before income taxes	9,643	6,133	18,521	12,112
Adjusted income tax expense(e)	3,471	2,208	6,668	4,360
Adjusted net income	$6,172	$3,925	$11,853	$7,752

Pro-forma adjusted net income per common share
Basic	$0.34	$0.22	$0.66	$0.43
Diluted	$0.33	$0.21	$0.63	$0.41
Pro-forma weighted average shares used for the computation of:
Basic adjusted net income per share(f)	17,999,244	17,999,244	17,999,244	17,999,244
Diluted adjusted net income per share(g)	18,948,050	18,948,050	18,948,050	18,948,050

(a)	Represents non-cash expense related to increases in the fair market value of our common stock warrant.
(b)	Represents fees and expenses related to our initial public offering.
(c)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC.
(d)

Represents the operating income attributable to the operations of our Hydra-Sports business and the related manufacturing agreement, adjusted to exclude depreciation and amortization related to Hydra-Sports. We previously divested the Hydra-Sports business, but continued to manufacture Hydra-Sports boats for the purchaser of the business pursuant to an agreement that expired on June 30, 2015 (and which was not renewed). This adjustment was calculated by identifying the applicable cost of sales and operating expenses directly attributable to the Hydra-Sports business for such period, excluding any corporate overhead or other shared costs.

(e)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0 percent for the periods presented.
(f)

The weighted average shares used for computation of pro-forma basic earnings per common share gives effect to the 6,071,429 shares sold in our initial public offering, which closed on July 22, 2015 and gives effect for the 788,815 shares issued in exchange of common stock warrants during the six months ended December 27, 2015.

(g)

The weighted average shares used for computation of pro-forma diluted earnings per common share gives effect to the 6,071,429 shares sold in our initial public offering, the 788,815 shares issued during the six months ended December 27, 2015 in exchange of common stock warrants, 60,075 shares for the dilutive effect of stock options and the 888,731 shares of restricted stock granted under the 2015 Incentive Award Plan which vest in January 2016.

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